Exhibit 99.1

Game Trading Technologies, Inc. Names Jack Koegel to
Board of Directors – Serving as Lead Independent Director

Hunt Valley, MD – March 11, 2010 – Game Trading Technologies, Inc. (OTC BB: GMTD), a leading game trading services provider focused on technology, supply and services in the fast growing, pre-owned video game market, announced today that on March 9th, 2010 Jack Koegel, an experienced retail industry veteran, joined the Board of Directors as the company’s Lead Independent Director.

Jack has had a distinguished career in retailing over the past 35 years, with a strong background in merchandizing and general management. During his career, he has held senior positions at May Co., Target Corp., ShopKo, Zayre Stores and he was President and Chief Executive Officer of SuperValu’s Twin Valu Stores, and was President and Chief Operating Officer at Wholesale Depot.  Mr. Koegel is also currently a Director of Lifetime Brands, Inc. (Nasdaq: LCUT).  Mr. Koegel received a BA from the University of Minnesota and completed advanced management training at Harvard and Babson University.  Mr. Koegel currently works as a consultant for various private investment funds and their retail and consumer related portfolio companies working on business improvements, management oversight and due diligence and has been providing strategic advice on merger and acquisition transactions.

“We are pleased to welcome Jack to the Game Trading Technologies Board,” said Todd Hays, President and CEO of Game Trading Technologies, Inc.  “Jack’s deep industry expertise and long-standing relationships, coupled with his prior board experience and management roles, will be a very valuable addition to the company,” added Hays.

About Game Trading Technologies, Inc.

Founded in 2003 and headquartered in Hunt Valley, MD, Game Trading Technologies, Inc. is a leading video game trading services provider focused on valuation, procurement, refurbishment, and redistribution of pre-owned video games.  Game Trading Technologies, Inc. currently offers unique services, supported by innovative technologies to an array of national firms, allowing them to better serve customers who want to trade their games for store credit or purchase pre-owned games.  The foundation of most of these relationships is Game Trading Technologies, Inc.’s proprietary game trading database, which updates values on more than 10,000 video games and consoles on a daily basis according to market conditions.  Game Trading Technologies, Inc. shares are traded on the OTCBB under the symbol ‘GMTD’.  Additional information is available within Company’s website at www.gametradingtechnologies.com or by calling (877) 631-GAME (4263).

Forward Looking Statements

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Game Trading Technologies’ current expectations about its future results, performance, prospects and opportunities.  Game Trading Technologies has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Game Trading Technologies and are subject to a number of risks, uncertainties and other factors that could cause Game Trading Technologies’ actual results, performance, prospects or opportunities during the remainder of 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Game Trading Technologies’ current report on Form 8-K, which may be found at www.sec.gov or as may be described from time to time in Game Trading Technologies’ subsequent SEC filings.

For information contact:

Jody Janson
Game Trading Technologies, Inc.
Title: Shareholder Relations
Voice: (877) 631-GAME (4263)
Email: ir@gametradingtechnologies.com